Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Adjourns Special Meeting of Shareholders

SEATTLE, WA, June 29, 2010 — Cell Therapeutics, Inc. (Nasdaq and MTA:CTIC) (the “Company”) today announced that the Company has adjourned today’s Special Meeting of Shareholders and is no longer soliciting proxies with regard to that meeting. The Special Meeting of Shareholders will not be rescheduled. The Company plans to hold an Annual Meeting of Shareholders later this year.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading prices of the Company’s securities. The risks and uncertainties include the risk that the Company might not be able to continue to raise additional capital as needed to fund its operations, and other risk factors listed or described from time to time in the Company’s filings with the SEC, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:	Investors Contact:

Dan Eramian	Ed Bell
T: 206.272.4343	T: 206.272.4345
C: 206.854.1200	Lindsey Jesch Logan
F: 206.272.4434	T: 206.272.4347
E: deramian@ctiseattle.com	F: 206.272.4434
www.celltherapeutics.com/press_room	E: invest@ctiseattle.com
www.celltherapeutics.com/investors